Exhibit 10.34
THIRD AMENDMENT TO
AGREEMENT OF PURCHASE AND SALE
     This THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is executed this 16th day of December, 2005, between MOR MONTPELIER LLC, FORBES BOULEVARD LLC, and DERRY COURT LLC (collectively, “Seller”) and ASSET CAPITAL PARTNERS, L.P. (“Purchaser”; and, collectively with Seller, the “Parties”).
     WHEREAS, Seller and Purchaser entered into that certain Agreement of Purchase and Sale dated November 7, 2005 (the “Original Agreement”), pursuant to which Seller agreed to sell, and Purchaser agreed to purchase, the real property described therein, subject to the terms thereof.
     WHEREAS, pursuant to that certain First Amendment to Agreement of Purchase and Sale dated December 12, 2005 (the “First Amendment”), the Parties agreed to extend the Due Diligence Period until December 14, 2005 at 5:00 p.m. eastern standard time.
     WHEREAS, pursuant to that certain Second Amendment to Agreement of Purchase and Sale dated December 14, 2005 (the “Second Amendment”), the Parties agreed to extend the Due Diligence Period until December 16, 2005 at 5:00 p.m. eastern standard time. The Original Agreement, First Amendment and Second Amendment are collectively referred to herein as the “Agreement”.
     WHEREAS, the Parties have now agreed to further amend the Agreement as described herein. All terms not otherwise defined herein shall have the meanings set forth in the Agreement.
     NOW, THEREFORE, the Parties hereby agree as follows:
     Purchase Price Modification.
     1.     Anything contained in the Agreement notwithstanding, the Purchase Price under Section 1.1(f) of the Agreement is hereby reduced from Twenty-Three Million Two Hundred Thousand Dollars ($23,200,000.00) to Twenty-Two Million Seven Hundred Thousand Dollars ($27,700,000.00).
     Expiration of Due Diligence.
     2.     Purchaser and Seller acknowledge and agree that, as of the date hereof, the Due Diligence Period under Section 2.2 of the Agreement has expired. Purchaser hereby waives its right to object to any remaining issues and/or objections pertaining to the physical status of the Property on the date hereof, and Purchaser shall have no further right to terminate this Agreement pursuant to said Section 2.2 of the Agreement.

     Increase in Deposit.
     3.     Anything contained in Sections 1.1(g) and 1.3 of the Agreement notwithstanding, the Parties agree that the Additional Deposit under Section 1.1(g), due at the expiration of the Due Diligence Period under Section 1.3 of the Agreement, is hereby increased from Three Hundred Fifty Thousand Dollars ($350,000.00) to Six Hundred Fifty Thousand Dollars ($650,000.00) (bringing the total Earnest Money under the Agreement to $1,000,000). The Additional Deposit shall be payable by Purchaser to Escrow Agent within three (3) Business Days of the date hereof, pursuant to Section 1.3 of the Agreement. In accordance with the expiration of the Due Diligence Period on the date hereof, all Earnest Money paid or to be paid by Purchaser to Escrow Agent under the Agreement shall become non-refundable to Purchaser, except as otherwise expressly provided in the Agreement.
     Defeasance Election and Assumption of Existing Loans.
     4.     Pursuant to Section 2.4 of the Agreement, the Parties acknowledge that Purchaser has undertaken a Defeasance Election with respect to the Forbes Property, and shall assume the Existing Loans with respect to the Derry Property and the Montpelier Property.
     Purchase Price Allocation - “Exhibit I” to the Agreement.
     5.     Anything contained in the Agreement notwithstanding, the following shall constitute “Exhibit I - Purchase Price Allocation” to the Agreement, pursuant to Section 5.2(e) of the Agreement:

"Exhibit I
Purchase Price Allocation
Forbes Property:	$9,400,000.00
Derry Property:	$6,500,000.00
Montpelier Property:	$6,800,000.00"
     Form of Owner’s Affidavit - “Exhibit K” to the Agreement.
     6.     Anything contained in the Agreement notwithstanding, Exhibit A attached hereto, entitled “Form of Owner’s Affidavit”, shall constitute “Exhibit K - Form of Owner’s Affidavit” to the Agreement.
     7.     Except as expressly amended by this Amendment, the Agreement is hereby ratified and affirmed in all respects. This Amendment may be executed by the parties hereby in counterpart.
     8.     This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their personal representatives, successors, and assigns.
     9.     This Amendment shall be interpreted and construed in accordance with the laws of the State of Maryland.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties to this Third Amendment to Agreement of Purchase and Sale have set their hands the day and year first written above.

WITNESSES:	SELLER: MOR MONTPELIER LLC
	By:	/s/ Mark Knobloch	(SEAL)
Mark D. Knobloch, President

FORBES BOULEVARD LLC
By:	/s/ Mark Knobloch	(SEAL)
Mark D. Knobloch, President

DERRY COURT LLC
By:	/s/ Mark Knobloch	(SEAL)
Mark D. Knobloch, President

PURCHASER: ASSET CAPITAL PARTNERS, L.P.
By:	ACC GP, LLC, its general partner

By:	Asset Capital Corporation, Inc., its Sole member

By:	/s/Blair Fernau	(SEAL)
Blair Fernau, Chief Investment Officer